PRESS RELEASE for January 9 2008 at 2:00AM USA Eastern Time

Contacts:	Kayla Castle	Q-Med AB Publ.
	Investor Relations Manager	Bengt Ågerup, CEO / Tel: +46 (0)70 974 9025
	Palomar Medical Technologies, Inc.	Anders Blom, Sr. Director Corporate Development & Strategy
	781-993-2411	Tel: +46 (0)70 974 9060
	ir@palomarmedical.com	Boris Vujovic, Sr. Director Corporate Development & Strategy
Tel: + 44 780 325 0924

PALOMAR AND Q-MED AB ENTER INTO INTERNATIONAL DISTRIBUTION AGREEMENT
Q-MED AB to distribute Palomar products outside North America

        BURLINGTON, MA (January 9, 2008) … Palomar Medical Technologies, Inc. (Nasdaq:PMTI), a leading researcher and developer of light-based systems for cosmetic treatments, today announced the execution of an international distribution agreement with the Swedish company Q-MED AB (OMX Nordic Exchange, Stockholm Mid Cap:QMED), a leading biotech/medical device company based in Uppsala, Sweden. Q-MED will eventually be responsible for the marketing, advertising, promotion, sale and distribution of Palomar’s professional products for aesthetic treatments outside North America. Q-MED AB is the producer of Restylane, one of the most popular and widely distributed dermal fillers in the world, with over 9 million treatments provided so far. Q-MED AB sells Restylane globally through a network of fully owned sales companies, partners and distributors.

        The single source availability of Palomar and Q-MED products will provide physicians with a wide variety of treatment modalities to better meet the needs of their customers for a superior aesthetic treatment. Palomar and Q-MED also recognize that the potential synergistic effects which may be achieved using the current products of both companies may provide improved treatment options to customers. In addition, Palomar and Q-MED will collaborate on marketing campaigns, as well as arranging clinical symposiums, consensus meetings and advisory boards.

        The companies intend that Q-MED will be an exclusive distributor in a major portion of Europe by the end of 2008 and a large portion of the rest of the world (excluding North America) by the end of 2009. The transition from Palomar’s existing distributors to Q-MED shall be on a country-by-country basis as the companies agree on the terms of each transition. Palomar and Q-MED plan to work with each of Palomar’s current distributors to determine how each distributor might successfully work together with Q-MED during and after each country is transitioned.

        Joseph P. Caruso, Palomar Chief Executive Officer said, “There is great potential in combining the effects of Palomar’s light-based systems with Q-MED’s leading range of dermal fillers and injectable implants. Both companies are focused on developing new technologies for products that provide superior results. The combination of our individual strengths should yield interesting and important new approaches to satisfying consumer needs. Of the many companies Palomar considered working with to better expand Palomar’s distribution in international markets, Q-MED is the best choice. We are excited to work with such a dynamic company and believe Q-MED will leverage their existing international presence, large customer base and brand name recognition to greatly expand the international sales of Palomar’s light-based aesthetic devices. In addition, the products of both companies have the potential for synergistic treatments. This collaboration should propel our presence in international markets ahead of where we would be able to grow on our own and provide an improved conduit for new products.”

        Bengt Ågerup, Q-MED Chief Executive Officer said, “This agreement represents a major opportunity to provide our customers with leading light-based anti-aging and hair-removal products. Strong R&D commitment and belief in evidence based aesthetic solutions are a shared value of both our companies. We see this as a great opportunity to bring new treatment modalities to our customers and help them further develop their practice meeting the consumer demand in an ever expanding global market. Palomar shares same company values with us and just like us provides the global aesthetic medical professional market with R&D and evidence based products, that very well match Restylane range of products and other present and future products Q-MED brings to medical professionals around the world. We are excited to be participating in what is the first time that two companies from very different aesthetic industry segments have entered into such a collaboration”

        For more information, please see the International Distributor Agreement filed as Exhibit 10.1 to a Current Report on Form 8-K filed today.

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Palomar — Page 2

        About Palomar Medical Technologies Inc: Palomar is a leading researcher and developer of light-based systems for cosmetic treatments. Palomar pioneered the optical hair removal field, when, in 1997, it introduced the first high-powered laser hair removal system. Since then, many of the major advances in light-based hair removal have been based on Palomar technology. In December 2006, Palomar became the first company to receive a 510(k) over-the-counter (OTC) clearance from the United States Food and Drug Administration (FDA) for a new, patented, home use, light-based hair removal device. OTC clearance allows the product to be marketed and sold directly to consumers without a prescription. There are now millions of light-based cosmetic procedures performed around the world every year in physician offices, clinics, spas and salons. Palomar is testing many new and exciting applications to further advance the hair removal market and other cosmetic applications. Palomar is focused on developing proprietary light-based technology for introduction to the mass markets. Palomar has an agreement with The Gillette Company to develop and commercialize home-use, light-based devices for women for hair removal and an agreement with Johnson & Johnson Consumer Companies to develop and potentially commercialize home-use, light-based devices for reducing or reshaping body fat including cellulite, reducing the appearance of skin aging, and reducing or preventing acne

        For more information on Palomar and its products, visit Palomar’s website at www.palomarmedical.com. To continue receiving the most up-to-date information and latest news on Palomar as it happens, sign up to receive automatic e-mail alerts by going to the Investor Relations’ section of the website.

        About Q-MED AB: Q-MED AB is a rapidly growing and profitable biotechnology/medical device company. The company develops, manufactures, markets, and sells primarily medical implants. The majority of the products are based on the company’s patented technology, NASHA™, for the production of stabilized non-animal hyaluronic acid. The product portfolio today contains: Restylane® for filling lines and folds, contouring and creating volume in the face, Macrolane™ for body contouring, Durolane™ for the treatment of osteoarthritis of the hip and knee joints, Deflux™ for the treatment of vesicoureteral reflux, VUR, (a malformation of the urinary bladder) in children, Zuidex™ for the treatment of stress urinary incontinence in women, and Solesta™ for the treatment of fecal incontinence. Sales are made through the company’s own subsidiaries or distributors in over 70 countries. Q-MED today has just over 700 coworkers, with close to 500 at the company’s head office and production facility in Uppsala, Sweden. Q-MED AB is listed in the Mid Cap segment of the OMX Nordic Exchange in Stockholm.

For more information on Q-MED and its products, visit Q-MED’s website at www.q-med.com. To continue receiving the most up-to-date information and latest news on Q-MED as it happens, sign up to receive automatic e-mail alerts by going to the Investor Relations’ section of the website.

         This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company's current expectations, plans, intentions, beliefs or predictions. These forward-looking statements are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements. These risk factors include, but are not limited to, results of future operations, technological difficulties in developing or introducing new products, the results of future research, lack of product demand and market acceptance for current and future products, the effect of economic conditions, challenges in managing joint ventures and research with third parties and government contracts, the impact of competitive products and pricing, governmental regulations with respect to medical devices, including whether FDA clearance will be obtained for future products and additional applications, the results of litigation, including patent infringement lawsuits, difficulties in collecting royalties, potential infringement of third-party intellectual property rights, factors affecting the Company’s future income and resulting ability to utilize its NOLs, and/or other factors, which are detailed from time to time in the Company’s SEC reports, including the report on Form 10-K for the year ended December 31, 2006 and the Company’s quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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